Exhibit 23.1
                                                                 ------------

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the post effective amendment No.1 registration statement on Form S-8 of 1st Independence Financial Group, Inc. (Company) (333-113163) and in the registration statement of the Company on Form S-8 (333-118198) of our report dated February 17, 2006, appearing in the annual report on Form 10-KSB of the Company for the year ended December 31, 2005.

/s/ BKD, LLP

Louisville, Kentucky
March 27, 2006